EXHIBIT 16.1

                         BERKOVITS, LAGO & COMPANY, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


December 13, 2004


U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On December 10, 2004, this Firm received a draft copy of a Form 8-K W to be filed by Newport International Group, Inc. reporting Item 4 - Changes in Registrant's Certifying Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.


Yours truly,

/s/ Berkovits, Lago & Company, LLP
Berkovits, Lago & Company, LLP








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